EXHIBIT 10.13 AMENDED AND RESTATED STOCK APPRECIATION RIGHTS AGREEMENT DATED AS OF JUNE 24, 1998 BY AND BETWEEN THE COMPANY AND RUDY E. SCHUPP (FILED HEREWITH)

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                     REPUBLIC SECURITY FINANCIAL CORPORATION
            AMENDED AND RESTATED STOCK APPRECIATION RIGHTS AGREEMENT

                  This Agreement is made and entered into as of December 20, 1995 and, as amended, as of June 24, 1998, by and between RUDY E. SCHUPP ("Schupp") and REPUBLIC SECURITY FINANCIAL CORPORATION, a Florida corporation (the "Corporation").

                  WHEREAS, the Board of Directors desires to provide Schupp additional compensation in the form of long-term incentives so that he will be motivated to remain in the long-term employ of the Corporation; and

                  WHEREAS, the Board of Directors desires that such incentives be directly related to the performance of the Corporation's common stock and the interests of its shareholders;

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

                  1. AWARDS. As of December 20, 1995 (the "Effective Date"), the Corporation hereby awards Schupp 500,000 stock appreciation rights ("SARs") in two parts as follows: Part A -- 100,000 SARs and Part B -- 400,000 SARs.

                  2. VESTING. The SARs shall, except as provided herein, vest and become immediately exercisable on January 1, 2003 (to the extent not exercised prior to amendment of this Agreement on June 24, 1998). Notwithstanding the foregoing, all SARs shall vest and become immediately exercisable upon the occurrence of any one of the following events: (a) Schupp's death or termination of employment for any reason, with or without cause, or (b) the occurrence of a change of control of the Corporation. For purposes of this Agreement, a "change of control" shall be deemed to have occurred when any "person" (as used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), of 50% or more of the Corporation's common stock then outstanding.

                  3. SAR TERM. All of the unexercised SARs shall expire on January 1, 2006. In no event shall any of the SARs awarded herein be exercisable after January 1, 2006.

                  4. BASE VALUE. The SARs shall have the following Base Values:
Part A SARs at $5.75 per SAR and Part B SARs at $8.00 per SAR.

                  5. TERMINATION OF EMPLOYMENT. If Schupp's employment with the Corporation terminates for any reason, with or without cause (a "Termination Event"), any SARs which, on the occurrence of a Termination Event, are not vested, shall vest and become immediately exercisable. After the occurrence of a Termination Event, any SARs which have not been exercised shall automatically terminate and be forfeited to the Corporation at the close of business on the earliest to occur of the (i) March 31; (ii) June 30; (iii) September 30; or (iv) December 31 next following the Termination Event (the "Quarter Closing Date").

                  6. EXERCISE. SARs, once vested, may be exercised by Schupp by giving written notice of such exercise to the Corporation, at its principal executive offices, attention: Secretary. Such notice shall specify the SARs to be exercised. Upon exercise, the Corporation shall pay Schupp in cash the Net Appreciation (defined below) within the later of (i) 60 days after exercise or
(ii) the Quarter Closing Date, less the amount equal to the federal, state, local and other taxes required to be withheld by the Corporation with respect thereto. The date of exercise shall be the date on which such notice is actually received by the Corporation.

                  "Net Appreciation" for each SAR shall mean (i) the High Water Mark of the common stock of the Corporation on the date of exercise less the Base Value, if a Termination Event has occurred; or (ii) the Market Price of the common stock of the Corporation on the date of exercise less the Base Value, if no Termination Event has occurred. "High Water Mark" shall mean the highest closing price reported in THE WALL STREET JOURNAL for the common stock for the period commencing on January 1, 1997 and ending on the Quarter Closing Date. "Market Price" shall mean the closing price as reported in THE WALL STREET JOURNAL for the common stock for the trading day immediately preceding the date of exercise.

                  7. ADDITIONAL PROVISIONS.

                  (a) Neither the SARs nor any of Schupp's rights or interests therein shall be assignable or transferable by Schupp other than by will, the laws of descent and distribution or a transfer to a trust approved by the Board of Directors in its discretion. Except as expressly provided herein, SARs shall be exercisable only by Schupp. No SARs may be pledged or encumbered in any way. SARs shall immediately expire and terminate if they become transferred due to execution, attachment or similar legal process.

                  (b) Nothing contained herein shall be construed as giving Schupp any right to be retained in the employ of the Corporation, or interfere in any way with the right of the Corporation to terminate the employment of Schupp.

                  (c) In the event of any change in the outstanding number of shares of common stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights to purchase shares at a price substantially below fair market value, or any similar change affecting the shares, the number of SARs awarded hereunder, the Base Value and the High Water Mark shall be appropriately adjusted consistent with such change to prevent dilution or enlargement of the rights of the Schupp. In the event of a dispute as to any such adjustment, the determination thereof by the Compensation Committee of the Board of Directors of the Corporation shall be final and binding on the parties hereto.

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                  (d) Schupp shall have no rights as a shareholder of the
Corporation with respect to any unexercised SARs.

                  (e) This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida and may be amended only by the written agreement of both of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have entered into this agreement as of the date first above written.

                                           REPUBLIC SECURITY FINANCIAL
                                           CORPORATION



------------------------------             By:
Rudy E. Schupp                                ---------------------------------
                                              Lennart E. Lindahl, Jr.
                                              Vice Chairman